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                                                                    EXHIBIT 99.1

                         [HEALTHCARE REALTY TRUST LOGO]


                                  NEWS RELEASE
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   Contact:     Bethany A. Mancini, Corporate Communications, (615) 269-8175


                        HEALTHCARE REALTY TRUST ANNOUNCES
                             THIRD QUARTER DIVIDEND

          COMPANY REPORTS FORTY-NINTH CONSECUTIVE COMMON STOCK DIVIDEND

         NASHVILLE, Tennessee, November 3, 2005 -- Healthcare Realty Trust Incorporated (NYSE:HR) today announced its forty-ninth consecutive common stock dividend for the quarter ended September 30, 2005. This dividend, in the amount of $0.66 per share, is payable on December 2, 2005 to shareholders of record on November 17, 2005. At this rate, the quarterly dividend approximates an annualized dividend payment of $2.64 per share.

         The Company expects to file its Form 10-K for the year ended December 31, 2004 and its Forms 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005 during the week of November 28, 2005 and will hold a conference call thereafter to discuss earnings, Company operations, and industry trends.

         Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of March 31, 2005, the Company had investments of approximately $1.9 billion in 246 real estate properties or mortgages, totaling approximately 12.6 million square feet. The Company's portfolio was comprised of six major facility types, located in 32 states. The Company provided property management services to approximately 7.4 million square feet nationwide.


    In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2003 and in
  Exhibit 99.1 to the Form 8-K filed June 24, 2005. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

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